Exhibit 99.1

Contacts:	Dolph Baker, President and CEO Timothy A. Dawson, Vice President and CFO (601) 948-6813

FRED ADAMS, JR. NAMED CHAIRMAN EMERITUS

OF CAL-MAINE FOODS, INC.

JACKSON, Miss. (July 27, 2012) — Cal-Maine Foods, Inc. (NASDAQ: CALM) today announced that Fred Adams, Jr., founder and chairman of the board, has made the decision to tender his resignation as an officer and director of the Company, due to health issues.

In recognition of his long service and role as founder of the Company, the board of directors has designated him chairman emeritus at a regular board meeting held today in Jackson. In this advisory position, Adams will continue to participate in board meetings and provide consultation as requested by the board. He will remain an active employee of Cal-Maine Foods.

Dolph Baker, president and chief executive officer of Cal-Maine Foods, will succeed Adams as chairman, effective July 27, 2012. Sherman Miller, chief operating officer of Cal-Maine Foods, has been elected to the vacant seat on the board and will fill Adams’ unexpired term.

Commenting on the announcement, Adams said, “I believe it is the right time for me to take this step and assume a different role with the Company. It has been extremely rewarding for me to see the tremendous growth of Cal-Maine Foods since our humble beginnings as Adams Egg Company in 1957. After 55 years in the egg business, I remain enthusiastic about the Company’s growth prospects and look forward to advising and working with our leadership team as we execute our strategy. As these important transitions take place at Cal-Maine Foods, I am highly confident that Dolph has the experience and ability to lead the Company forward with continued success.”

Baker said, “Since our founding, Fred Adams has played a vital role in the growth and success of Cal-Maine Foods and his vision and leadership have inspired everyone associated with the Company. It has been a privilege for all of us to learn from him and work with such a well-respected leader in the egg industry. We will continue to benefit from his experience, valuable customer and industry relationships, and commitment to our strategic objectives.  I look forward to maintaining my strong working relationship with Fred as we move into our new roles with Cal-Maine Foods.”

Cal-Maine Foods, Inc. is primarily engaged in the production, grading, packing and sale of fresh shell eggs, including conventional, cage-free, organic and nutritionally-enhanced eggs. The Company, which is headquartered in Jackson, Mississippi, currently is the largest producer and distributor of fresh shell eggs in the United States and sells the majority of its shell eggs in approximately 29 states across the southwestern, southeastern, mid-western and mid-Atlantic regions of the United States.

Fred Adams, Jr. Named Chairman Emeritus of Cal-Maine Foods, Inc.

July 27, 2012

Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and may be beyond our control. The factors that could cause actual results to differ materially from those projected in the forward-looking statements include, among others, (i) the risk factors set forth in the Company’s SEC filings (including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), (ii) the risks and hazards inherent in the shell egg business (including disease, pests, weather conditions and potential for recall), (iii) changes in the market prices of shell eggs and feed costs, (iv) changes or obligations that could result from our future acquisition of new flocks or businesses, and (v) adverse results in pending litigation matters. SEC filings may be obtained from the SEC or the Company’s website, www.calmainefoods.com. Readers are cautioned not to place undue reliance on forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. Further, the forward-looking statements included herein are only made as of the respective dates thereof, or if no date is stated, as of the date hereof. Except as otherwise required by law, we disclaim any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.